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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement"), effective as of November 1, 2003, between Alpha Technologies Group, Inc., a Delaware corporation (the "Company"), and Robert Streiter (the "Employee").

         WHEREAS, Employee has been serving as President and Chief Operating Officer of the Company, and the parties wish to provide for the continuation of such services.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

1.                Employment, Duties and Acceptance.

1.1. The Company hereby employs the Employee for the Term (as hereinafter defined) to render services to the Company as its President and Chief Operating Officer and, in connection therewith, to perform such executive and managerial duties as he shall be directed by the Company's Chairman of the Board of Directors and the Company's Board of Directors to perform.

1.2. Acceptance of Employment by the Employee. The Employee hereby accepts such employment and agrees to render the executive and managerial services described above on the terms and conditions set forth.

2. Term of Employment. The term of the Employee's employment under this Agreement (the "Term") shall commence on the Effective Date hereof and shall end on October 31, 2006, unless sooner terminated pursuant to Article 5 of this Agreement.

3.                Compensation.

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3.1.                       Salary. For services to be rendered pursuant to this
Agreement, the Company agrees to pay the Employee a salary of $3 00,000 per annum (the "Annual Salary"), payable in accordance with the Company's regular payroll practices but no less frequently than once per month.

3.2. Incentive Compensation. For each of the Company's fiscal years ending during the Term, the Employee shall be awarded an incentive bonus (the "Bonus") pursuant to a formula to be determined by the compensation committee of the Board of Directors, based upon the Company's achieving approved targeted earnings from continuing operations before provision for income taxes ("Earnings"). For each fiscal year of the Term in which the Company's earnings meet or exceed the forecast approved by the Company's Board of Directors, Employee's bonus shall be no less than 10% of the Annual Salary. For the purpose of calculating the Bonus, the Company's Earnings shall be conclusively determined from its statement of income for each fiscal year as certified by the Company's independent certified public accountants. Employee's Bonus, if any, shall be paid within ten days after the filing of the Company's Form 10-K for each fiscal year ending during the Term, or February 28, of the year following the end of each fiscal year of the Term, whichever is earlier.

3.3. Signing Bonus. As further inducement to the Employee to enter into this Agreement, the Company shall pay to Employee a bonus of $100,000 payable during the first year of the Term in such intervals determined in good faith by the Company's Chief Executive Officer given the Company cash flow from time to time during such year.

3.4. Withholdings and Deductions. All Compensation described in this Article 3 shall be less such deductions as may be required to be withheld by applicable law and regulation.

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4.                Expenses and Benefits.

4.1. Expenses. The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it may require.

4.2. Benefits. The Employee shall be entitled to all rights and benefits for which he shall be eligible under any stock option or extra compensation plan, pension, group insurance or other so-called "fringe" benefits which the Company may, in its sole discretion, provide for him or for its senior executive employees generally.

4.3. Vacation. The Employee shall be entitled to four weeks paid vacation during each year of the Term.

4.4.                       Automobile Allowance. During the Term, the
Company shall provide Employee with an automobile allowance of $800 per month.

5.                Termination.

5.1.                       Termination upon Death. If the Employee
shall die during the Term, this Agreement shall terminate, except that the Employee's legal representatives shall be entitled to receive the Annual Salary provided for in Section 3.1 of this Agreement through the thirtieth day after the Employee's death, and his Bonus shall be calculated on a pro rata basis through the end of the fiscal quarter immediately preceding his death.

5.2.                       Termination upon Disability. If, during the
Term, the Employee shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any twelve-month period, the Company may at

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any time after the last day of the sixth consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Employee (but before the Employee has recovered from such disability), terminate the term of the Employee's employment hereunder. Notwithstanding such disability, the Company shall continue to pay the Employee the Annual Salary herein provided for in Section 3.1 up to and including the date of such termination, and his Bonus shall be calculated on a pro rata basis through the end of the fiscal quarter immediately preceding such termination.

5.3. Termination for Cause. Nothing contained herein shall preclude the Company from terminating this Agreement for cause. As used herein the term "for cause" shall be deemed to mean and include with respect to the Employee chronic alcoholism, drug addiction, conviction of the Employee of any felony, or of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, misappropriation of any money or other assets or properties of the Company or its subsidiaries, or willful failure or refusal to substantially perform the services required of the Employee under this Agreement.

6.                Non-Competition.

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6.1.                       During Term. During the Term, and for a
period of one year thereafter the Employee will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant or owner, become or be interested in, or associated with, any other corporation, firm or business engaged in a business which is the same as, similar to or competitive with the business of the Company; provided that the ownership by the Employee, directly or indirectly, of shares of stock of a corporation, which shares are regularly traded on a national securities exchange or on the over-the-counter market and which shares do not amount to the lesser of (a) five per cent of the issued and outstanding shares of such corporation, or (b) an aggregate market value in excess of $500,000, shall not, in any event, be deemed to be in violation of the provisions of this Section 6.1.

6.2. Non-Detrimental Conduct. During the Term and for a period of one year thereafter (regardless of any termination under Section 5 hereof), the Employee will not engage in any course of conduct anywhere that will diminish the value of the business of the Company, including, without limitation, the solicitation or hiring of employees of the Company other than those dismissed by the Company.

6.3. Specific Performance. The parties recognize that, because of the nature of the subject matter of this Section 6, it would be impractical and extremely difficult to determine the Company's actual damages in the event of a breach of this Section 6 by the Employee. Accordingly, if the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 6.1 or 6.2, the Company shall be entitled to have the provisions of said Sections specifically enforced by temporary, preliminary and permanent injunctive relief without the posting of bond or other security by and court of competent jurisdiction,

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notwithstanding the provisions of Section 8 hereof.

(a) Severability. If any of the provisions contained in Section 6.1 or 6.2, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the Employee agrees that the body making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provisions shall then be enforceable.

(b) In the event that, under the laws of any state within the geographical scope of the covenants contained in Sections 6.1 or 6.2, such covenants would be wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar nor in any way affect the Company's right to the relief provided above under the laws of any other state within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

7.                Protection of Confidential Information.

7.1. Confidential Information. In view of the fact that the Employee's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, the Employee agrees:

(a) To keep secret and retain in the strictest confidence all confidential matters of the Company, including, without limitation, trade "know-how", secrets, the names of its customers, suppliers and contractors, the Company's procedures and policies in purchasing and sales, including its pricing policies, operational methods and technical processes,

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and other business affairs of the Company, learned by him heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after his employment with the Company, except in the course of performing his duties hereunder or with the Company's express written consent; and

(b) To deliver promptly to the Company on termination of his employment, all memoranda, notes, records, reports, manuals, drawings and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which he may then possess or have under his control.

7.2. Survival. The provisions of this Section 7 shall survive any termination of this Agreement.

7.3. Specific Performance. The parties recognize that, because of the nature of the subject matter of this Section 7, it would be impractical and extremely difficult to determine the Company's actual damages in the event of a breach of this Section 7 by the Employee. Accordingly, if the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 7.1, the Company shall be entitled to have the provisions of said Sections specifically enforced by temporary, preliminary and permanent injunctive relief without the posting of bond or other security by and court of competent jurisdiction.

8.                Notices.

                  All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed first-class, postage prepaid by registered or certified mail (notices shall be deemed to have been given when so delivered personally) or, if mailed, two

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days after the date of mailing, as follows (or to such other address as either party shall designate by notice so given to the other in accordance herewith):

         If to the Company, to:

             Mr. Lawrence Butler
             Alpha Technologies Group, Inc.
             11990 San Vicente Boulevard
             Suite 350
             Los Angeles, CA 90049

         With a copy to:

             Robert W. Forman, Esq.
             Shapiro Mitchell Forman Allen & Miller LLP
             380 Madison Avenue
             New York, NY 10017

         If to the Employee, to:

             Robert Streiter
             Alpha Technologies Group, Inc.
             416 Sunbonnet Street
             Simi Valley, CA 93065

9.                General.

9.1. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of California applicable to agreements made and to be performed entirely in California.

9.2. Section Headings. The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.3. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior

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agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

9.4. Successors and Assigns. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

9.5. Amendments, Modifications, etc. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by the party to be charged therewith. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement. The invalidity or unenforceability of any term or provision of this Agreement shall in no way impair or affect the balance thereof, which shall remain in full force and effect.

9.6. Right to Terminate on Change of Control. In the event of a Change of Control (as herein defined), Employee may terminate this Agreement within 90 days following

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the change of control, in which case the non-competition provisions of Section
6.1 shall continue for one year from such termination. For the purposes hereof, "Change of Control" shall be deemed to occur if (i) there is a sale of substantially all of the assets of the Company, (ii) any merger, consolidation or other business combination of the Company (a "Transaction") or any combination in which the Company is not the surviving entity, or (iii) if any Person or group (as such term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of related Persons which is not an Affiliate of the Company as of the date hereof shall beneficially own, directly or indirectly, more than 50% of the then outstanding voting stock of the Company or the Subsidiaries.

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         IN WITNESS WHEREOF, the parties have executed this Agreement effective
November 1, 2003.

                                               ALPHA TECHNOLOGIES GROUP, INC.

                                            By:
                                               Marshall Butler, Chairman
                                               Compensation Committee

                                               ROBERT STREITER